As filed with the Securities and Exchange Commission on May 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RPX Corporation

(Exact name of registrant as specified in its charter)

Delaware	6794	26-2990113
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

One Market Plaza

Suite 700

San Francisco, CA 94105

(866) 779-7641

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John A. Amster

Chief Executive Officer

RPX Corporation

One Market Plaza

Suite 700

San Francisco, CA 94105

(866) 779-7641

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert V. Gunderson, Jr., Esq. Bennett L. Yee, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, CA 94063 (650) 321-2400	Martin E. Roberts, Esq. RPX Corporation One Market Plaza Suite 700 San Francisco, CA 94105 (866) 779-7641	Douglas D. Smith, Esq. Stewart L. McDowell, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105 (415) 393-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒   333-171817

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share	1,300,000	$19.00	$24,700,000.00	$2,867.67

(1)	Includes 169,565 shares issuable upon exercise of the underwriters’ option to purchase additional shares.
(2)	Based on the per share public offering price.
(3)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-171817), as amended, is hereby registered.
(4)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, with par value of $0.0001 per share, of RPX Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-171817) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit Number		Description

5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).

24.1	*	Power of Attorney.

*	Incorporated by reference to RPX Corporation’s Registration Statement on Form S-1, as amended (Reg. No. 333-171817).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 3, 2011.

RPX CORPORATION

By:	/s/ John A. Amster
John A. Amster
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

* John A. Amster	Chief Executive Officer; Director (Principal Executive Officer)	May 3, 2011

* Adam C. Spiegel	Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2011

* Geoffrey T. Barker	Chief Operating Officer; Director	May 3, 2011

* Eran Zur	President; Director	May 3, 2011

* Izhar Armony	Director	May 3, 2011

* Shelby W. Bonnie	Director	May 3, 2011

* Randy Komisar	Director	May 3, 2011

* Thomas O. Ryder	Director	May 3, 2011

* Giuseppe Zocco	Director	May 3, 2011

*By:	/s/ Martin E. Roberts
Martin E. Roberts Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description

5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).

24.1	*	Power of Attorney.

*	Incorporated by reference to RPX Corporation’s Registration Statement on Form S-1, as amended (Reg. No. 333-171817).